Exhibit 5.1

December 5, 2014

Compass Diversified Holdings

Sixty One Wilton Road

Second Floor

Westport, Connecticut 06880

Re: Compass Diversified Holdings

Ladies and Gentlemen:

We have acted as special Delaware counsel for Compass Diversified Holdings, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Certificate of Trust of the Trust as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 18, 2005, as amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on September 13, 2007 with an effective date of September 14, 2007 (collectively, the “Certificate of Trust”);

(b)	The Trust Agreement, dated as of November 18, 2005 among Compass Diversified Holdings LLC (the “Company”) and the trustees named therein, as amended and restated by the Amended and Restated Trust Agreement for the Trust, dated as of April 25, 2006, as amended by the First Amendment, dated as of May 25, 2007, as further amended by the Second Amendment, dated as of September 14, 2007, as further amended by the Third Amendment, dated as of December 21, 2007 and effective as of January 1, 2007 and as further amended by the Fourth Amendment, dated as of November 1, 2010 (as amended, the “Trust Agreement”) (including the form of Share certificate attached thereto as Exhibit A), incorporated by reference in the Registration Statement;

Compass Diversified Holdings

December 5, 2014

(c)	The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus (the “Prospectus”) relating to up to $400,000,000 shares to be issued by the Trust representing beneficial interests in the assets of the Trust (each, a “Share” and collectively, the “Shares”) and 8,947,000 shares of the Trust representing beneficial interests in the assets of the Trust previously issued by the Trust and held by certain selling shareholders (the “Selling Shareholder Shares”), filed by the Company and the Trust with the Securities and Exchange Commission on or about December 5, 2014;

(d)	A certificate of the secretary of the Company, dated December 4, 2014, as to certain matters and attaching certain resolutions and written consents of the board of directors of the Company and committees thereof (collectively, the “Resolutions”); and

(e)	A Certificate of Good Standing for the Trust, dated December 4, 2014, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not be amended as of the date the Shares are issued, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us, (vi) the receipt by each Person to whom a Share is to be issued by the Trust of either (A) a Share Certificate for such

Compass Diversified Holdings

December 5, 2014

Share or (B) confirmation of the Trust’s registration in the Share Register of such Person as the registered owner of such Share, and the payment for such Share, in accordance with the Trust Agreement and the Registration Statement as of the date the Shares are issued, (vii) that the Shares will be authenticated, issued and sold to, and paid for by, the holders thereof in accordance with the Trust Agreement, the applicable Resolutions and the Registration Statement, (viii) that after the issuance and sale of the Shares under the Registration Statement and the Trust Agreement, the aggregate number of the Shares issued by the Trust will not exceed 500,000,000 Shares, (ix) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of any such document prior to such amendment or restatement, (x) that each Person to whom a Selling Shareholder Share was issued by the Trust received either (A) a Share Certificate for such Selling Shareholder Share or (B) confirmation of the Trust’s registration in the Share Register of such Person as the registered owner of such Selling Shareholder Share, and the payment for the Selling Shareholder Shares was made in accordance with the Trust Agreement as of the date the Selling Shareholder Shares were issued and (xi) that the Selling Shareholder Shares were authenticated, issued and sold to, and paid for by, the holders thereof in accordance with the Trust Agreement and the applicable Resolutions. We have not participated in the preparation of the Registration Statement, except for this opinion, or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq.

2. The Shares of the Trust will be validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.

3. The Selling Shareholder Shares are validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.

4. The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Compass Diversified Holdings

December 5, 2014

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

EAM/JWP/KNR